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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 333-95965) pertaining to the Amended Stock Option Plan of musicmaker.com, Inc. of our report dated March 31, 2000, with respect to the financial statements and schedule of musicmaker.com, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



McLean, Virginia
April 5, 2000

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